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                                                                     Exhibit 2.3

                                LORAL CORPORATION
                                600 Third Avenue
                            New York, New York 10016

                                                    as of April 15, 1996

Lockheed Martin Corporation
LAC Acquisition Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

         Re: Amendment of Agreement and Plan of Merger dated as of January 7, 1996

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger dated as of January 7, 1996 (the "Merger Agreement") among Lockheed Martin Corporation ("Parent"), LAC Acquisition Corporation ("Purchaser") and Loral Corporation (the "Company"). Terms not specifically defined herein shall have the meanings set forth in the Merger Agreement. The following sets forth our mutual agreement with respect to certain matters relating to the Merger Agreement.

               1. The parties agree that the parenthetical contained in the second sentence of Section 2.10 of the Merger Agreement shall be amended to read as follows:

               "(including, if so authorized by the Company's Board of Directors, holders who are subject to the reporting requirements of Section 16(a) of the Exchange Act)."

         Please indicate your acceptance of and agreement to the foregoing Amendment of Agreement and Plan of Merger by signing below.

                                                Very truly yours,

                                                LORAL CORPORATION

                                                By: /s/ Eric J. Zahler
                                                    ----------------------------
                                                    Name:  Eric J. Zahler
                                                    Title: Vice President and
                                                           General Counsel
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Lockheed Martin Corporation
LAC Acquisition Corporation
as of April 15, 1996
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ACCEPTED AND AGREED
AS OF APRIL 15, 1996:

LOCKHEED MARTIN CORPORATION

By: /s/ Frank H. Menaker, Jr.
    ----------------------------
    Name:  Frank H. Menaker, Jr.
    Title: Vice President and

                  General Counsel

LAC ACQUISITION CORPORATION

By:  /s/ Stephen M. Piper
    ----------------------------
    Name:  Stephen M. Piper
    Title: Assistant Secretary